Verecloud, Inc. Reports First Quarter Fiscal 2012 Results

Verecloud Emerges From a Successful Transition From Telecom Consultancy to Cloud Services App Store for SMBs With Response Exceeding Already High Expectations

ENGLEWOOD, CO -- (Marketwire - November 14, 2011) - Verecloud, Inc. (OTCBB: VCLD), innovators in the emerging cloud computing services sector, reported today the financial operating results for the first quarter of fiscal year 2012; the period ended September 30, 2011. "We have fundamentally changed the course of the company in a very short period of time. We knew we were going to be here, this financial position was planned and we are exactly where we wanted to be; actually ahead of schedule in most areas. Now that we have the infrastructure in place, we are generating revenue from customers and growing our customer base, ramping up with strategic new hires, and implementing our marketing and cross-promotional strategies. This upcoming quarter should be very exciting," said Verecloud CEO John McCawley.

Q1 Fiscal Year 2012 Business Highlights:

  Completed development of the technology platform and launched Cloudwrangler™ (the Cloud app store for business) on August 2, 2011
  Created a self-service sales catalog of best of breed cloud services through strategic partnerships including Microsoft® Exchange 2010, MozyPro® Data Backup, Microsoft® Dynamics CRM, Microsoft®SharePoint, Softlayer cloud computing and more.
  Hired John Dardick as VP Partner Management and Business Development to bring new, innovative cloud services into our marketplace and offer customers valuable promotions
  Hired Jeff Hutcheon as Executive VP of Sales and Marketing to build out and develop an extensive sales and marketing campaign that is working to quick-start visibility and sales in the market
  Hired Will Sumners as VP of Sales and additional sales staff to support growth initiatives and goals

"While the financial results of this first fiscal quarter 2012 report do not reflect the momentum we have achieved and are experiencing currently, we are anticipating good customer growth to be reported in the second quarter of 2012 based on the fact that we have already transitioned thousands of business users to Cloudwrangler™. Since August 2011, we have launched numerous successful promotions, and we have contracted partnerships with exciting new sales channels. Today, we are totally focused on growing our customer base and adding best of breed services into our Marketplace," said John McCawley, Verecloud CEO.

Operational results from the first quarter 2012 are as follow:

  Revenue for the three months ended September 30, 2011 decreased 91% compared to 2010. This decrease was driven by lower revenue from LightSquared in 2011 compared to 2010.

  Operating expenses for the three months ended September 30, 2011 increased 10% or $94,712 versus the comparable period in 2010. This increase is mainly driven by increases in consulting expenses and research and development cost.

  For the three months ended September 30, 2011, we reported a net loss of $1,266,494 compared to a net loss of $147,851 for the three months ended September 30, 2010.

  Net cash provided by financing activities for the three months ended September 30, 2011 was $917,167 compared to $450,000 for the three months ended September 30, 2010. The increase is driven by an increase in the Line of Credit.

"In this challenging economic environment, the fact that we were able to finance this dramatic transition is in itself a major achievement. Our cloud Marketplace offers SMBs huge savings on the business services they need and use every day; customers are already realizing the savings and the ease of doing business in the Cloud with Cloudwrangler™. We have paved the way for SMBs to capitalize on the promise of the Cloud," said Verecloud CEO John McCawley.

About Verecloud, Inc.
Like most new technology innovations, the cloud has become the Wild West of the Web. Verecloud's® mission is to provide SMBs with a single place to discover, buy, manage and monitor their cloud services. After originally building a cloud integration and marketplace platform for the telecommunications industry, Verecloud® shifted focus and launched the platform as Cloudwrangler™ on August 2, 2011. Cloudwrangler™ is a Marketplace of best of breed cloud services integrated into a single experience, for easy use and management with one monthly invoice and one technical support contact. Acting as a cloud service brokerage, Cloudwrangler™ gives businesses total access and control of all their cloud applications from one portal. For more information about Verecloud® please visit: http://www.verecloud.com

Forward-Looking Statements
This release may contain projections and other forward-looking statements that involve risks and uncertainties. Forward-looking statements are projections reflecting management's judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Future performance cannot be assured. Readers are referred to the documents filed by Verecloud with the Securities and Exchange Commission (SEC), specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Recent documents filed with the SEC can be found in the Investor Relations section of our website (www.verecloud.com). Verecloud believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Verecloud is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

                               Verecloud, Inc.
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                      Three Months Ended
                                                         September 30,
                                                   ------------------------

                                                       2011         2010
                                                   -----------  -----------

Revenue                                            $   140,862  $ 1,510,542

Cost of goods sold                                     295,046      677,431

                                                   -----------  -----------
Gross profit                                          (154,184)     833,111

Operating expenses
  Employee related (1)                                 328,303      392,927
  Marketing expense                                    163,298      250,656
  Legal and accounting                                  41,509      127,421
  Consulting expense (1)                               180,415       64,427
  Research and development                             249,324       28,579
  Rent                                                  22,500       22,435
  Travel and entertainment                               9,866       23,396
  Information technology                                 5,340       13,534
  Depreciation                                           6,824       10,614
  Other                                                 41,661       20,338
                                                   -----------  -----------
    Total operating expenses                         1,049,039      954,327

                                                   -----------  -----------
Operating income (loss)                             (1,203,223)    (121,216)

Other income (expense)
  Interest income                                            -          133
  Interest (expense)                                   (71,501)     (26,768)
  Sale of Assets                                         8,230            -
                                                   -----------  -----------
  Total other income (expense)                         (63,271)     (26,634)

                                                   -----------  -----------
Pretax income (loss)                                (1,266,494)    (147,851)

Income tax expense (benefit)                                 -            -

                                                   -----------  -----------
Net income (loss)                                  $(1,266,494) $  (147,851)
                                                   ===========  ===========

Basic net income (loss) per common share           $     (0.02) $     (0.00)

Basic weighted average common shares                71,998,534   70,098,000

(1) Includes stock-based compensation as follows:
  Salary and wages                                 $    41,932  $    51,656
  Consulting expenses                              $    78,560  $         -

                               Verecloud, Inc.
              CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                               September 30,     June 30,
                                                    2011           2011
                                               -------------  -------------

                    ASSETS

Current assets
  Cash                                         $      74,259  $     202,256
  Accounts receivable                                122,550        128,050
  Other current assets                                72,347         62,537
                                               -------------  -------------
    Total current assets                             269,156        392,843

Property and equipment (Note 3)
  Computer related                                    91,139         89,307
  Equipment and machinery                             40,372         40,372
  Other property and equipment                        16,444         36,330
                                               -------------  -------------
    Subtotal                                         147,955        166,009
  Accumulated depreciation                          (127,934)      (136,026)
                                               -------------  -------------
    Net property and equipment                        20,022         29,983

Other assets
  Capitalized software, net (Note 2)                 518,962        614,837
                                               -------------  -------------
  Total assets                                 $     808,140  $   1,037,663
                                               =============  =============

    LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities
  Accounts payable                             $     171,432  $     271,126
  Current portion of long term debt (Note 6)       3,324,000      2,414,000
  Accrued liabilities                                584,383        485,380
                                               -------------  -------------
    Total current liabilities                      4,079,816      3,170,505

Long term debt (Note 6)                                    -              -

                                               -------------  -------------
  Total liabilities                                4,079,816      3,170,505

Commitments and contingencies (Notes
 2,4,5,6,7,9,10,11,12)

Stockholders' (deficit)
     Preferred stock - $0.001 par value,
      5,000,000 shares authorized: No shares
      issued or outstanding                                -              -
     Common stock - $0.001 par value,
      200,000,000 shares authorized:
      72,372,198 and 71,791,068 shares issued
      and outstanding, respectively                   72,372         71,791
     Additional paid-in capital                    5,319,150      5,192,072
  Accumulated (deficit)                           (8,663,197)    (7,396,705)
                                               -------------  -------------
    Total stockholders' (deficit)                 (3,271,676)    (2,132,842)

                                               -------------  -------------
  Total liabilities and stockholders'
   (deficit)                                   $     808,140  $   1,037,663
                                               =============  =============

                              Verecloud, Inc.
                       Selected Operating Statistics

We periodically review certain key business metrics, within the context of our articulated performance goals, in order to evaluate the effectiveness of our operational strategies, allocate resources and maximize the financial performance of our business. The selected operating statistics include the following:

                                                    Selected Operating
                                                        Statistics

                                               -------------  -------------
                                               September 30,     June 30,
                                                    2011           2011
                                               -------------  -------------

Net business users (1)                                    32              0

Business user churn (2)                                  0.0%           0.0%

Total business users (3)                                  32              0

Average monthly revenue per business user      $       13.00  $        0.00

Overall gross margin                                    N/A*            0.0%

Business user acquisition cost                          N/A*  $        0.00

Average number of services per business user            1.46              0

Total business customers (4)                              14              0

Average number of business users per business
 customer                                               2.29              0

(1) Business user is business employee, subscriber or seat. Business users that are in the one free year Microsoft Exchange promotion (or any other special promotion) are considered net business users.

(2) Business user churn is calculated by dividing the number of net business users that terminated during that period by the simple average number of net business users during the period and dividing the result by the number of months in the period. The simple average number of net business users during the period is the number of net business users on the first day of the period plus the number of net business users on the last day of the period divided by two.

(3) Total business users is net businesses users less churn.

(4) Business customer is an entity which is comprised of business users with an established billing relationship with Verecloud.

(*) Not enough information is available to the company to report on this operating statistic this quarter.

Media Relations
Dirk Van Slyke
Corporate Marketing
Verecloud, Inc.
303-999-7398
dirk.vanslyke@verecloud.com

Investor Relations
John McCawley
Chief Executive Officer
Verecloud, Inc.
877-711-6492
john.mccawley@verecloud.com